Personal Connections
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1.   Reace Richardson, President
     Icon Trading, Inc.
     Freedom Wetsuits, Inc.
     214 Hartford Ave
     Huntington Beach, CA 92648
     714-969-2856

2.   Terry Meyers, President
     Ex-Cell Snowboard Bindings, Inc.
     796 Energy Way
     Chula Vista, CA 91911
     619-421-7943

3.   Brian Jordan, President
     NDX Clothing Company
     7060 Hollywood Blvd., Suite. 1000
     Los Angeles, CA 91001
     714-305-6332

4.   Todd Ashment, Chairman of the Board
     Diakka time Tracking, Inc.
     1048 Irvine Ave., Suite 256
     Newport Beach, CA 92660
     949-645-3151

5.   Scott Friedman, COO
     Kik Wear Industries
     Greed Girl Clothing Company
     1813 E Washington Blvd.
     Los Angeles, CA 90215
     213-746-5317

6.   Jack Martinez, President
     Fly Industries Inc. (sun glasses)
     1560 Superior Avenue, Building B
     Costa Mesa, CA 92627
     949-646-3389

7.   Branden Rexroad,
     Swak Eyewear Ltd.
     Newport Beach, CA
     711-904-8999

8.   Mindy Johnson, Vice President, Marketing
     Snow Summit Ski Resort
     1 Bear Road
     Big Bear, CA
     909-866-5766

9.   Ron Abdul Fattah, President
     Jax Surfboards Company
     101 Main Street
     Huntington Beach, CA
     714-536-4516

10.  Rusty Spencer, National Sales Manager
     InFlight Company Inc.
     1250 Pacific Coast Highway
     Seal Beach, CA 90740
     562-493-3661